UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2024

BM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38633	82-3410369
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 King of Prussia Road, Suite 650 Wayne, Pennsylvania 19087
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 327-9515

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BMTX	NYSE American LLC
Warrants to purchase Common Stock	BMTX.W	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Transition

On February 5, 2024, BM Technologies, Inc.’s (the “Company”) current Chief Financial Officer, James Dullinger, provided notice to and the Company mutually agreed to not renew the terms of Mr. Dullinger’s Employment Agreement dated as of January 26, 2023, as thereby amended on November 1, 2023 (as amended, the “Dullinger Employment Agreement”). Accordingly, the Dullinger Employment Agreement expires by its terms on March 31, 2024 (the “Expiration Date”) and Mr. Dullinger’s employment as Chief Financial Officer of the Company will terminate as of the Expiration Date. Mr. Dullinger has indicated that he had no disagreements with the Company’s accounting policies or procedures.

On February 5, 2024, the Company’s Board of Directors (the “Board”) appointed Ajay Asija to serve as Deputy Chief Financial Officer of the Company, effective as of February 5, 2024 (the “Appointment Date”) for a transition period, and thereafter as Chief Financial Officer of the Company, effective as of April 1, 2024 (the “Effective Date”).

Mr. Asija, age 58, has over 25 years of experience as a financial professional, with significant focus in the FinTech industry. From 2012 to 2023, Mr. Asija served as Group Head and Senior Managing Director, Financial Services and FinTech, for B. Riley Securities, where he led cross-functional teams and was a strategic advisor to financial services and FinTech companies on mergers and acquisitions, capital raising, and various strategic matters. Mr. Asija started his career in financial services at Lehman Brothers in 1997 and has held a variety of positions with various commercial and investment banks. Mr. Asija holds an MBA in Finance from the Simon School of Business at the University of Rochester, a Masters in Science in Engineering from the University of Massachusetts, Amherst, and a Bachelor of Science in Engineering from Indian Institute of Technology, New Delhi.

The selection of Mr. Asija to serve as the Company’s Chief Financial Officer commencing on the Effective Date was not pursuant to any arrangement or understanding between Mr. Asija and any other person. There are no family relationships between Mr. Asija and any director or executive officer of the Company, and there are no transactions between Mr. Asija and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

On February 5, 2024, the Company and Mr. Asija entered into an Employment Agreement (the “Asija Employment Agreement”). The Asija Employment Agreement provides for:

●	the employment of Mr. Asija initially as Deputy Chief Financial Officer, and effective as of April 1, 2024, as Chief Financial Officer;

●	the grant of 300,000 restricted stock units, comprised of time based and performance based stock units, as a material inducement for Executive to begin employment;

●	An annual base salary of not less than $275,000;

●	Potential for annual cash and equity incentive compensation in an amount, form, and at such time as provided in executive incentive plans as approved by the Board of Directors from time to time;

●	Severance compensation for up to one year’s compensation based upon then-current base salary, plus average annual performance bonus over the preceding three years, together with vesting of certain awards in the event of a termination of Mr. Asija’s employment without cause or by Mr. Asija for good reason as those terms are defined in the Asija Employment Agreement;

●	Automatic vesting of 50% of equity awards if employment is terminated by Mr. Asija for good reason within the initial term of one (1) year; or if such termination occurs within 12 months of a change in control;

●	Automatic vesting of all equity awards if employment is terminated by the Company without cause; or if employment is terminated by Mr. Asija for good reason after the initial term of one (1) year;

●	Customary non-disclosure, non-compete, and non-disparagement provisions; and

●	A term of one (1) year commencing on February 5, 2024, and renewing automatically on each one (1) year anniversary for an additional term of one (1) year, unless either party delivers notice to the contrary to the other party at least sixty (60) days prior to such one (1) year anniversary.

The foregoing description of the Asija Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Asija Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Inducement Award Agreement

On February 5, 2024, the Company and Mr. Asija entered into an Inducement Award Agreement evidencing the grant of time based and performance based restricted stock units. Mr. Asija will receive an award of 300,000 restricted stock units (the “Inducement RSUs”) in accordance with Section 711(a) of the NYSE American Company Guide, issued outside of the Company’s 2020 Equity Incentive Plan, as Amended.

Of the Inducement RSUs, 50% are time-based, one-fourth of which will vest on each anniversary of the vesting commencement date over a four-year period, in each case subject to Mr. Asija’s continued employment with the Company until such respective vesting date. The remaining 50% are performance based, based on the attainment of specific performance metrics as specified in the Inducement Award Agreement, and subject to a vesting schedule where shares are earned based on performance within the first three years, evaluated at each quarter-end following the grant date, provided no shares of Company common stock will be paid out until at least the third anniversary of the grant date. The issuance of the Inducement RSUs to Mr. Asija will be exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506(b) of Regulation D thereunder.

The foregoing description of the Inducement Award Agreement is not complete and is qualified in its entirety by reference to the full text of the Inducement Award Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Performance-Based RSU Award Cancellation

On February 6, 2024, Luvleen Sidhu, the Company’s Chief Executive Officer, and James Donahue, the Company’s President and Chief Technology Officer (collectively, the “Covered Executives”), entered into a letter agreement with the Company (the “RSU Cancellation Agreement”), pursuant to which each Covered Executive and the Company mutually agreed to the cancellation of the unvested performance-based restricted stock unit awards previously granted to the Covered Executives effective as of September 30, 2021.

The RSU Cancellation Agreement was entered into by the Covered Executives in consideration for their continued employment and for the Company’s issuance of new performance-based restricted stock units in such amounts as approved by the Compensation Committee of the Board with modified performance-based vesting criteria, in accordance with the terms of the 2020 Equity Incentive Plan, as Amended, and the previously filed form of performance vesting RSU Award Agreement pursuant to the Company’s 2020 Equity Incentive Plan.

The foregoing description of the RSU Cancellation Agreement is not complete and is qualified in its entirety by reference to the full text of the form of RSU Cancellation Agreement entered into by each Covered Executive, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On February 7, 2024, the Company issued a press release announcing the appointment of Ajay Asija, as described in Item 5.02 above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being furnished as part of this report:

10.1	Employment Agreement, dated as of February 5, 2024, by and between BM Technologies, Inc., and Ajay Asija

10.2	Inducement Award Agreement, dated as of February 5, 2024, by and between BM Technologies, Inc., and Ajay Asija

10.3	Form of RSU Cancellation Agreement

99.1	Press Release, dated February 7, 2024, issued by BM Technologies, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BM TECHNOLOGIES, INC.

Date: February 7, 2024	By:	/s/ Luvleen Sidhu
	Name:	Luvleen Sidhu
	Title:	Chief Executive Officer

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